Exhibits 5.1 and 23.1

[Letterhead of Richards, Layton & Finger, P.A.]
June 16, 2023
BA Credit Card Funding, LLC
1020 North French Street
DE5-002-01-05
Wilmington, Delaware 19884

Re:      BA Credit Card Trust
Ladies and Gentlemen:
We have acted as special Delaware counsel for Bank of America, National Association (successor by merger to FIA Card Services, National Association), a national banking association (the "Bank"), and BA Credit Card Funding, LLC, a Delaware limited liability company ("Funding"), in connection with the Registration Statement on Form SF-3 (Registration Nos. 333-261397, 333-261397-01 and 333-261397-02), filed by Funding with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on November 29, 2021, as amended by pre-effective Amendment No. 1 thereto, filed by Funding with the Securities and Exchange Commission under the Act on February 8, 2022, and declared effective by the Securities and Exchange Commission on February 15, 2022 (as so amended, the "Registration Statement"), including a related prospectus, dated June 8, 2023 (the "Prospectus"), for the registration under the Act of the BAseries Class A(2023-1) Notes (collectively, the "Notes"), representing obligations of BA Credit Card Trust, a Delaware statutory trust (the "Trust"), to be issued pursuant to the Indenture (as hereinafter defined).  At your request, this opinion is being furnished to you.
We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:
(a)          The Certificate of Trust of the Trust, effective on May 4, 2001, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 4, 2001, as amended and restated by the Amended and Restated Certificate of Trust of the Trust, effective on June 10, 2006, as filed in the office of the Secretary of State on June 9, 2006;

BA Credit Card Funding, LLC
June 16, 2023

(b)          The Trust Agreement of the Trust, dated as of May 4, 2001, between the Bank, as beneficiary, and Wilmington Trust Company, a Delaware corporation with trust powers, as owner trustee (the "Owner Trustee");
(c)          The Amended and Restated Trust Agreement of the Trust, dated as of May 24, 2001, as amended by the First Amendment thereto, dated as of July 12, 2001, the Second Amendment thereto, dated as of August 1, 2002, the Third Amendment thereto, dated as of June 27, 2003, and the Fourth Amendment thereto, dated as of January 27, 2006, each between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;
(d)          The Second Amended and Restated Trust Agreement of the Trust, dated as of June 10, 2006, between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;
(e)          The Third Amended and Restated Trust Agreement of the Trust, dated as of October 20, 2006, between Funding, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust and the Bank;
(f)          The Fourth Amended and Restated Trust Agreement of the Trust, dated as of October 1, 2014, between Funding, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust and the Bank, as amended by the First Amendment thereto, dated as of December 17, 2015, between Funding, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust and acknowledged by the Bank;
(g)          The Fourth Amended and Restated Indenture, dated as of December 17, 2015 (the "Master Indenture"), between the Trust, as issuer, and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as indenture trustee (the "Indenture Trustee"), and acknowledged and accepted by the Bank, as supplemented by the Third Amended and Restated BAseries Indenture Supplement, dated as of December 17, 2015 (the "Indenture Supplement"), between the Trust, as issuer, and the Indenture Trustee, and as further supplemented by the Class A(2023-1) Terms Document, dated as of June 16, 2023 (the "Terms Document"), between the Trust, as issuer, and the Indenture Trustee (the Master Indenture, as supplemented by the Indenture Supplement and the Terms Document, is hereinafter referred to as the "Indenture");
(h)          The Registration Statement;
(i)          The Prospectus;
(j)          A certificate of the Trust, dated June 16, 2023, as to certain matters;
(k)          A certificate of an officer of Funding, dated June 16, 2023, as to certain matters;

BA Credit Card Funding, LLC
June 16, 2023

(l)          A Certificate of Good Standing for Funding, dated June 15, 2023, obtained from the Secretary of State; and
(m)          A Certificate of Good Standing for the Trust, dated June 15, 2023, obtained from the Secretary of State.
We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion, all of which factual matters we have assumed to be true, complete and accurate in all material respects.
With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.
For purposes of this opinion, we have assumed (i) except with respect to Funding and the Trust, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (ii) except with respect to Funding and the Trust, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except with respect to Funding and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, and (v) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.
This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, paid for, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus, the Notes will be legally issued, fully paid, nonassessable and binding obligations of the Trust, and the holders of the Notes will be entitled to the benefits of the Indenture.

BA Credit Card Funding, LLC
June 16, 2023

The foregoing opinion is subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer and conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered and applied in a proceeding in equity or at law, and safety and soundness requirements.
We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission.  We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Richards, Layton & Finger, P.A.
WAY/EL